Exhibit 99.1
News Release

CONTINENTAL RESOURCES ANNOUNCES 3Q22 RESULTS
Strong 3Q22 Results
•$2.22 B Cash Flow from Operations (CFO) & $1.01 B Free Cash Flow (FCF) (Non-GAAP)
•$1.01 B Net Income; $2.80 per Diluted Share ($1.04 B Adj. Net Income; $2.88 per Adj. Share (Non-GAAP))
•Total Debt of $6.30 B & Net Debt (Non-GAAP) of $4.49 B as of 9/30/22 (No Change in Total Debt & $1.26 B Net Debt (Non-GAAP) Reduction in 3Q22)
•More Than $4.00 B of Total Liquidity, Inclusive of Undrawn $2.25 B Revolver & $1.81 B Cash Balance as of 9/30/22
Oklahoma City, November 2, 2022 – Continental Resources, Inc. (NYSE: CLR) (the “Company”) today announced its third quarter 2022 operating and financial results.
The Company reported net income of $1.01 billion, or $2.80 per diluted share, for the quarter ended September 30, 2022. In third quarter 2022, typically excluded items in aggregate represented $27 million, or $0.08 per diluted share, of Continental’s reported net income. Adjusted net income for third quarter 2022 was $1.04 billion, or $2.88 per diluted share (non-GAAP). Net cash provided by operating activities for third quarter 2022 was $2.22 billion, and EBITDAX was $2.05 billion (non-GAAP).
Adjusted net income, adjusted net income per share, EBITDAX, free cash flow, net debt, net sales prices, and cash general and administrative (G&A) expenses per barrel of oil equivalent (Boe) presented herein are non-GAAP financial measures. Definitions and explanations for how these measures relate to the most directly comparable U.S. generally accepted accounting principles (GAAP) financial measures are provided at the conclusion of this press release.
3Q22 Production Update
Third quarter 2022 total production averaged 414.4 MBoepd. Third quarter 2022 oil production averaged 200.5 MBopd. Third quarter 2022 natural gas production averaged 1,284 MMcfpd. The Company is on track to achieve full year 2022 production guidance. The following table provides the Company’s average daily production by region for the periods presented:

	3Q	3Q	YTD	YTD
Boe per day	2022	2021	2022	2021
Bakken	175,383	167,604	169,889	167,632
Anadarko Basin	162,829	152,522	155,861	147,626
Powder River Basin	31,234	4,937	23,438	4,477
Permian Basin	38,948	—	40,903	—
All other	6,047	6,344	6,197	6,367
Total	414,441	331,407	396,288	326,102

3Q22 Financial Update

3Q 2022 Financial Update	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Cash and Cash Equivalents		$1.81 billion
Total Debt		$6.30 billion
Net Debt (non-GAAP) (1)		$4.49 billion
Average Net Sales Price (non-GAAP) (1)
Per Barrel of Oil	$89.46	$95.51
Per Mcf of Gas	$8.56	$7.63
Per Boe	$69.91	$70.59
Production Expense per Boe	$4.34	$4.22
Total G&A Expenses per Boe	$1.79	$1.91
Crude Oil Net Sales Price Discount to NYMEX ($/Bbl)	($2.16)	($2.63)
Natural Gas Net Sales Price Premium to NYMEX ($/Mcf)	$0.37	$0.74
Non-Acquisition Capital Expenditures attributable to CLR	$815.9 million	$1.99 billion
Exploration & Development Drilling & Completion	$686 million	$1.62 billion
Leasehold and minerals	$31.6 million	$88 million
Workovers, Recompletions and Other	$98.3 million	$283.4 million
Minerals attributable to FNV	$4.2 million	$7.9 million
(1) Net debt and net sales prices represent non-GAAP financial measures. Further information about these non-GAAP financial measures as well as reconciliations to the most directly comparable U.S. GAAP financial measures are provided subsequently under the header Non-GAAP Financial Measures.
The Company’s full 2022 guidance can be found at the conclusion of this press release.
3Q22 Earnings Summary Presentation
The Company plans to publish a third quarter 2022 summary presentation to its website at www.CLR.com on Wednesday, November 2, 2022. The Company does not intend to host a conference call in connection with its third quarter 2022 results.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Average daily production:
Crude oil (Bbl per day)	200,464	157,153	197,869	158,609
Natural gas (Mcf per day)	1,283,865	1,045,521	1,190,516	1,004,954
Crude oil equivalents (Boe per day)	414,441	331,407	396,288	326,102
Average net sales prices (non-GAAP), excluding effect from derivatives: (1)
Crude oil ($/Bbl)	$89.46	$66.48	$95.51	$60.79
Natural gas ($/Mcf)	$8.56	$4.62	$7.63	$4.38
Crude oil equivalents ($/Boe)	$69.91	$46.07	$70.59	$43.04
Production expenses ($/Boe)	$4.34	$3.39	$4.22	$3.29
Production taxes (% of net crude oil and natural gas sales)	7.5%	7.3%	7.4%	7.3%
DD&A ($/Boe)	$12.79	$15.29	$12.91	$16.26
Total general and administrative expenses ($/Boe) (2)	$1.79	$1.92	$1.91	$1.87
Net income attributable to Continental Resources (in thousands)	$1,013,107	$369,328	$2,819,611	$918,295
Diluted net income per share attributable to Continental Resources	$2.80	$1.01	$7.79	$2.52
Adjusted net income (non-GAAP) (in thousands) (1)	$1,040,156	$437,237	$3,251,690	$1,048,893
Adjusted diluted net income per share (non-GAAP) (1)	$2.88	$1.20	$8.98	$2.88
Net cash provided by operating activities (in thousands)	$2,221,698	$1,015,535	$5,463,971	$2,728,653
EBITDAX (non-GAAP) (in thousands) (1)	$2,048,415	$1,121,294	$6,092,717	$3,074,868

(1) Net sales prices, adjusted net income, adjusted diluted net income per share, and EBITDAX represent non-GAAP financial measures. Further information about these non-GAAP financial measures as well as reconciliations to the most directly comparable U.S. GAAP financial measures are provided subsequently under the header Non-GAAP Financial Measures.

(2) Total general and administrative expense is comprised of cash general and administrative expense and non-cash equity compensation expense. Cash general and administrative expense per Boe was $1.36, $1.45, $1.35, and $1.37 for 3Q 2022, 3Q 2021, YTD 2022, and YTD 2021, respectively. Non-cash equity compensation expense per Boe was $0.43, $0.47, $0.56, and $0.50 for 3Q 2022, 3Q 2021, YTD 2022, and YTD 2021, respectively.
Previously Announced Definitive Agreement to Be Acquired by the Hamm Family
As previously announced, on October 17, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Omega Acquisition, Inc., an Oklahoma corporation (“Merger Sub”), an entity that is owned by the Company’s founder, Harold G. Hamm. The following documents have been filed with the Securities and Exchange Commission in connection with the tender offer and merger contemplated by the Merger Agreement: (i) a tender offer statement on Schedule TO (filed by Merger Sub); and (ii) a Solicitation/Recommendation Statement on Schedule 14D-9 (filed by the Company). The Schedule TO and Schedule 14D-9, together with their exhibits and incorporated documents (collectively the “Tender Offer Materials”), contain important information related to the transactions contemplated by the Merger Agreement and their impact on the Company. Shareholders are urged to read the Tender Offer Materials carefully.
The transactions contemplated by the Merger Agreement are expected to close prior to December 31, 2022, subject to customary closing conditions. The Company cautions its shareholders and others considering trading in its securities that no further assurances can be given, including the timing of or whether such transactions will be completed.

About Continental Resources
Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. and a leader in America's energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation's premier oil field, the Bakken play of North Dakota and Montana. The Company is also the largest producer in the Anadarko Basin of Oklahoma and is the second largest leaseholder in the Powder River Basin of Wyoming and tenth largest in the Permian Basin of Texas. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2022, the Company will celebrate 55 years of operations. For more information, please visit www.CLR.com.
Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Company’s business and statements or information concerning the transactions contemplated by the Merger Agreement, the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, rates of return, budgets, costs, business strategy, objectives, and cash flows are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “target,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. With respect to the transactions contemplated by the Merger Agreement described above, risks and uncertainties include the timing and/or occurrence of the consummation of such transactions and the Company’s plans for financing such transactions. With respect to the Company’s operations generally, the risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the effects of any national or international health crisis; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; our ability to pay future dividends or complete share repurchases; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing and greenhouse gas emissions; increased market and industry competition, including from alternative fuels and other energy sources; the impact of the transactions contemplated by the Merger Agreement on such operations and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.
Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. Production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.
We use the term "EUR" or "estimated ultimate recovery" to describe our best estimate of recoverable oil and natural gas hydrocarbon quantities. Actual reserves recovered may differ from estimated quantities. EUR data included herein, if any, remain subject to change as more well data is analyzed.

Investor Contact:	Media Contact:
Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Public Relations
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com

Continental Resources, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	In thousands, except per share data
Revenues:
Crude oil, natural gas, and natural gas liquids sales	$2,767,262	$1,456,181	$7,870,696	$3,986,628
Loss on derivative instruments, net	(337,778)	(127,110)	(1,009,460)	(232,795)
Crude oil and natural gas service operations	17,747	12,341	52,707	38,519
Total revenues	2,447,231	1,341,412	6,913,943	3,792,352

Operating costs and expenses:
Production expenses	166,322	103,222	456,840	292,791
Production and ad valorem taxes	200,593	102,398	563,204	280,667
Transportation, gathering, processing, and compression	85,650	53,969	236,851	156,670
Exploration expenses	2,809	2,534	20,460	9,470
Crude oil and natural gas service operations	10,356	4,884	29,361	15,037
Depreciation, depletion, amortization and accretion	490,523	465,357	1,396,185	1,446,823
Property impairments	12,794	7,945	52,868	30,991
General and administrative expenses	68,687	58,421	206,098	166,822
Net (gain) loss on sale of assets and other	(618)	(3,029)	(773)	(3,496)
Total operating costs and expenses	1,037,116	795,701	2,961,094	2,395,775
Income from operations	1,410,115	545,711	3,952,849	1,396,577
Other income (expense):
Interest expense	(70,717)	(59,894)	(215,508)	(185,796)
Gain (loss) on extinguishment of debt	—	—	(403)	(290)
Other	4,490	345	4,503	895
	(66,227)	(59,549)	(211,408)	(185,191)
Income before income taxes	1,343,888	486,162	3,741,441	1,211,386
Provision for income taxes	(323,390)	(115,641)	(903,745)	(291,116)
Income before equity in net loss of affiliate	1,020,498	370,521	2,837,696	920,270
Equity in net loss of affiliate	(660)	—	(736)	—
Net income	1,019,838	370,521	2,836,960	920,270
Net income attributable to noncontrolling interests	6,731	1,193	17,349	1,975
Net income attributable to Continental Resources	$1,013,107	$369,328	$2,819,611	$918,295

Net income per share attributable to Continental Resources:
Basic	$2.83	$1.02	$7.88	$2.54
Diluted	$2.80	$1.01	$7.79	$2.52

Continental Resources, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

In thousands	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$1,813,182	$20,868
Other current assets	2,150,579	1,543,522
Net property and equipment (1)	18,249,221	16,975,465
Other noncurrent assets	198,794	51,256
Total assets	$22,411,776	$18,591,111

Liabilities and equity
Current liabilities (2)	$3,311,259	$1,500,127
Long-term debt, net of current portion (2)	5,663,533	6,826,566
Other noncurrent liabilities	3,125,237	2,408,093
Equity attributable to Continental Resources	9,935,193	7,475,456
Equity attributable to noncontrolling interests	376,554	380,869
Total liabilities and equity	$22,411,776	$18,591,111

(1) Balance is net of accumulated depreciation, depletion and amortization of $17.85 billion and $16.48 billion as of September 30, 2022 and December 31, 2021, respectively.

(2) The Company's $636 million of outstanding 2023 Notes are scheduled to mature in April 2023 and, accordingly, are included in the caption “Current liabilities” at September 30, 2022. The Company’s total debt, including the current portion, amounts to $6.30 billion at September 30, 2022.

Continental Resources, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended September 30,		Nine months ended September 30,
In thousands	2022	2021	2022	2021
Net income	$1,019,838	$370,521	$2,836,960	$920,270
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash expenses	815,501	687,296	2,563,874	1,961,607
Changes in assets and liabilities	386,359	(42,282)	63,137	(153,224)
Net cash provided by operating activities	2,221,698	1,015,535	5,463,971	2,728,653
Net cash used in investing activities	(848,963)	(352,587)	(2,697,322)	(1,123,801)
Net cash used in financing activities	(112,813)	(119,337)	(974,335)	(958,673)
Net change in cash and cash equivalents	1,259,922	543,611	1,792,314	646,179
Cash and cash equivalents at beginning of period	553,260	150,038	20,868	47,470
Cash and cash equivalents at end of period	$1,813,182	$693,649	$1,813,182	$693,649

Non-GAAP Financial Measures
Non-GAAP adjusted net income and adjusted net income per share attributable to Continental
Our presentation of adjusted net income and adjusted net income per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted net income per share represent net income and diluted net income per share determined under U.S. GAAP without regard to non-cash gains and losses on derivative instruments, property impairments, gains and losses on asset sales, gains and losses on extinguishment of debt, certain legal matters, certain transaction costs, and charitable donations as applicable. Management believes these measures provide useful information to analysts and investors for analysis of our operating results. In addition, management believes these measures are used by analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas industry to allow for analysis without regard to an entity’s specific derivative portfolio, impairment methodologies, and property acquisitions and dispositions. Adjusted net income and adjusted net income per share should not be considered in isolation or as an alternative to, or more meaningful than, net income or diluted net income per share as determined in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. The following table reconciles net income and diluted net income per share as determined under U.S. GAAP to adjusted net income and adjusted diluted net income per share for the periods presented.

	Three months ended September 30,
	2022		2021
In thousands, except per share data	$	Diluted EPS	$	Diluted EPS
Net income attributable to Continental Resources (GAAP)	$1,013,107	$2.80	$369,328	$1.01
Adjustments:
Non-cash loss on derivatives	111,680		85,030
Property impairments	12,794		7,945
Net (gain) loss on sale of assets and other	(618)		(3,029)
Resolution of legal matter	(95,030)		—
Transaction costs	7,000		—
Total tax effect of adjustments (1)	(8,777)		(22,037)
Total adjustments, net of tax	27,049	0.08	67,909	0.19
Adjusted net income (non-GAAP)	$1,040,156	$2.88	$437,237	$1.20
Weighted average diluted shares outstanding	361,521		364,248
Adjusted diluted net income per share (non-GAAP)	$2.88		$1.20

	Nine months ended September 30,
	2022		2021
In thousands, except per share data	$	Diluted EPS	$	Diluted EPS
Net income attributable to Continental Resources (GAAP)	$2,819,611	$7.79	$918,295	$2.52
Adjustments:
Non-cash loss on derivatives	605,822		145,194
Property impairments	52,868		30,991
Net (gain) loss on sale of assets and other	(773)		(3,496)
(Gain) loss on extinguishment of debt	403		290
Charitable donation	2,000		—
Resolution of legal matter	(95,030)		—
Transaction costs	7,000		—
Total tax effect of adjustments (1)	(140,211)		(42,381)
Total adjustments, net of tax	432,079	1.19	130,598	0.36
Adjusted net income (non-GAAP)	$3,251,690	$8.98	$1,048,893	$2.88
Weighted average diluted shares outstanding	362,025		364,479
Adjusted diluted net income per share (non-GAAP)	$8.98		$2.88

(1) Computed by applying a combined federal and state statutory tax rate of 24.5% in effect for 2022 and 2021 to the pre-tax amount of adjustments.

Non-GAAP Net Debt
Net debt is a non-GAAP measure. We define net debt as total debt less cash and cash equivalents as determined under U.S. GAAP. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining the Company’s leverage position, since the Company is able to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. This metric is sometimes presented as a ratio with EBITDAX in order to provide investors with another means of evaluating the Company’s ability to service its existing debt obligations as well as any future increase in the amount of such obligations. At September 30, 2022, the Company’s total debt was $6.3 billion and its net debt amounted to $4.49 billion, representing total debt of $6.3 billion less cash and cash equivalents of $1.81 billion. At June 30, 2022, the Company’s total debt was $6.3 billion and its net debt amounted to $5.75 billion, representing total debt of $6.3 billion less cash and cash equivalents of $553.3 million. From time to time the Company provides forward-looking net debt forecasts; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure of total debt because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.

Non-GAAP EBITDAX
We use a variety of financial and operational measures to assess our performance. Among these measures is EBITDAX, a non-GAAP measure. We define EBITDAX as earnings before interest expense, income taxes, depreciation, depletion, amortization and accretion, property impairments, exploration expenses, non-cash gains and losses resulting from the requirements of accounting for derivatives, non-cash equity compensation expense, gains and losses on extinguishment of debt, and non-cash charitable donations as applicable. EBITDAX is not a measure of net income or net cash provided by operating activities as determined by U.S. GAAP.
Management believes EBITDAX is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. Further, we believe EBITDAX is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet future debt service requirements, if any. We exclude the items listed above from net income/loss and net cash provided by operating activities in arriving at EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.
EBITDAX should not be considered as an alternative to, or more meaningful than, net income/loss or net cash provided by operating activities as determined in accordance with U.S. GAAP or as an indicator of a company’s operating performance or liquidity. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of EBITDAX. Our computations of EBITDAX may not be comparable to other similarly titled measures of other companies.
The following table provides a reconciliation of our net income to EBITDAX for the periods presented.

	Three months ended September 30,		Nine months ended September 30,
In thousands	2022	2021	2022	2021
Net income	$1,019,838	$370,521	$2,836,960	$920,270
Interest expense	70,717	59,894	215,508	185,796
Provision for income taxes	323,390	115,641	903,745	291,116
Depreciation, depletion, amortization and accretion	490,523	465,357	1,396,185	1,446,823
Property impairments	12,794	7,945	52,868	30,991
Exploration expenses	2,809	2,534	20,460	9,470
Impact from derivative instruments:
Total loss on derivatives, net	337,778	127,110	1,009,460	232,795
Total cash paid on derivatives, net	(226,098)	(42,080)	(403,638)	(87,601)
Non-cash loss on derivatives, net	111,680	85,030	605,822	145,194
Non-cash equity compensation	16,664	14,372	60,766	44,918
(Gain) loss on extinguishment of debt	—	—	403	290
EBITDAX (non-GAAP)	$2,048,415	$1,121,294	$6,092,717	$3,074,868

The following table provides a reconciliation of our net cash provided by operating activities to EBITDAX for the periods presented.

	Three months ended September 30,		Nine months ended September 30,
In thousands	2022	2021	2022	2021
Net cash provided by operating activities	$2,221,698	$1,015,535	$5,463,971	$2,728,653
Current income tax provision	139,831	—	478,656	—
Interest expense	70,717	59,894	215,508	185,796
Exploration expenses, excluding dry hole costs	2,755	2,534	8,353	9,470
Gain (loss) on sale of assets and other, net	618	3,029	773	3,496
Other, net	(845)	(1,980)	(11,407)	(5,771)
Changes in assets and liabilities	(386,359)	42,282	(63,137)	153,224
EBITDAX (non-GAAP)	$2,048,415	$1,121,294	$6,092,717	$3,074,868

Non-GAAP Free Cash Flow

Our presentation of free cash flow is a non-GAAP measure. We define free cash flow as cash flows from operations before changes in working capital items, less capital expenditures, excluding acquisitions, plus noncontrolling interest capital contributions, less distributions to noncontrolling interests. Noncontrolling interest capital contributions and distributions primarily relate to our relationship formed with Franco-Nevada in 2018 to fund a portion of certain mineral acquisitions which are included in our capital expenditures and operating results. Free cash flow is not a measure of net income or operating cash flows as determined by U.S. GAAP and should not be considered an alternative to, or more meaningful than, the comparable GAAP measure, and free cash flow does not represent residual cash flows available for discretionary expenditures. Management believes this measure is useful to management and investors as a measure of a company’s ability to internally fund its capital expenditures, to service or incur additional debt, and to measure management's success in creating shareholder value. From time to time the Company provides forward-looking free cash flow estimates or targets; however, the Company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.
The following table reconciles net cash provided by operating activities as determined under U.S. GAAP to free cash flow for the three months ended September 30, 2022.

In thousands	3Q 2022
Net cash provided by operating activities (GAAP)	2,221,698
Exclude: Changes in working capital items	(386,359)
Less: Capital expenditures (1)	(820,200)
Plus: Contributions from noncontrolling interests	1,817
Less: Distributions to noncontrolling interests	(11,126)
Free cash flow (non-GAAP)	$1,005,830

(1) Capital expenditures are calculated as follows:
In thousands	3Q 2022
Cash paid for capital expenditures	762,117
Less: Total acquisitions	(43,130)
Plus: Change in accrued capital expenditures & other	100,353
Plus: Exploratory seismic costs	860
Capital expenditures	$820,200

Non-GAAP Net Sales Prices
Revenues and transportation expenses associated with production from our operated properties are reported separately. For non-operated properties, we receive a net payment from the operator for our share of sales proceeds which is net of costs incurred by the operator, if any. Such non-operated revenues are recognized at the net amount of proceeds received. As a result, the separate presentation of revenues and transportation expenses from our operated properties differs from the net presentation from non-operated properties. This impacts the comparability of certain operating metrics, such as per-unit sales prices, when such metrics are prepared in accordance with U.S. GAAP using gross presentation for some revenues and net presentation for others.
In order to provide metrics prepared in a manner consistent with how management assesses the Company's operating results and to achieve comparability between operated and non-operated revenues, we may present crude oil, natural gas, and natural gas liquids sales net of transportation expenses, which we refer to as "net crude oil, natural gas, and natural gas liquids sales," a non-GAAP measure. Average sales prices calculated using net sales are referred to as "net sales prices," a non-GAAP measure, and are calculated by taking revenues less transportation expenses divided by sales volumes. Management believes presenting our revenues and sales prices net of transportation expenses is useful because it normalizes the presentation differences between operated and non-operated revenues and allows for a useful comparison of net realized prices to NYMEX benchmark prices on a Company-wide basis.
The following table presents a reconciliation of crude oil, natural gas, and natural gas liquids sales (GAAP) to net crude oil, natural gas, and natural gas liquids sales and related net sales prices (non-GAAP) for the periods presented.

	Three months ended September 30, 2022			Three months ended September 30, 2021
In thousands	Crude oil	Natural gas and NGLs	Total	Crude oil	Natural gas and NGLs	Total
Crude oil, natural gas, and NGL sales (GAAP)	$1,738,414	$1,028,848	$2,767,262	$1,002,823	$453,358	$1,456,181
Less: Transportation expenses	(67,818)	(17,832)	(85,650)	(45,241)	(8,728)	(53,969)
Net crude oil, natural gas, and NGL sales (non-GAAP)	$1,670,596	$1,011,016	$2,681,612	$957,582	$444,630	$1,402,212
Sales volumes (MBbl/MMcf/MBoe)	18,674	118,116	38,360	14,404	96,188	30,435
Net sales price (non-GAAP)	$89.46	$8.56	$69.91	$66.48	$4.62	$46.07

	Nine months ended September 30, 2022			Nine months ended September 30, 2021
In thousands	Crude oil	Natural gas and NGLs	Total	Crude oil	Natural gas and NGLs	Total
Crude oil, natural gas, and NGL sales (GAAP)	$5,343,742	$2,526,954	$7,870,696	$2,758,859	$1,227,769	$3,986,628
Less: Transportation expenses	(188,418)	(48,433)	(236,851)	(129,218)	(27,452)	(156,670)
Net crude oil, natural gas, and NGL sales (non-GAAP)	$5,155,324	$2,478,521	$7,633,845	$2,629,641	$1,200,317	$3,829,958
Sales volumes (MBbl/MMcf/MBoe)	53,979	325,011	108,147	43,257	274,352	88,982
Net sales price (non-GAAP)	$95.51	$7.63	$70.59	$60.79	$4.38	$43.04

Non-GAAP Cash General and Administrative Expenses per Boe
Our presentation of cash general and administrative (“G&A”) expenses per Boe is a non-GAAP measure. We define cash G&A per Boe as total G&A determined in accordance with U.S. GAAP less non-cash equity compensation expenses, expressed on a per-Boe basis. We report and provide guidance on cash G&A per Boe because we believe this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period. In addition, management believes cash G&A per Boe is used by analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas industry to allow for analysis of G&A spend without regard to stock-based compensation programs which can vary substantially from company to company. Cash G&A per Boe should not be considered as an alternative to, or more meaningful than, total G&A per Boe as determined in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.
The following table reconciles total G&A per Boe as determined under U.S. GAAP to cash G&A per Boe for the periods presented.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Total G&A per Boe (GAAP)	$1.79	$1.92	$1.91	$1.87
Less: Non-cash equity compensation per Boe	(0.43)	(0.47)	(0.56)	(0.50)
Cash G&A per Boe (non-GAAP)	$1.36	$1.45	$1.35	$1.37

Continental Resources, Inc.
2022 Guidance
As of November 2, 2022

2022
Full-year average oil production (Bopd)	200,000 to 210,000
Full-year average natural gas production (Mcfpd)	1,100,000 to 1,200,000
Capital expenditures budget	$2.6 to $2.7 billion

Full-Year Operating Expenses:
Production expense per Boe	$3.75 to $4.25
Production tax (% of net oil & gas revenue)	7.5% to 8.0%
Cash G&A expense per Boe (1)	$1.20 to $1.40
Non-cash equity compensation per Boe	$0.50 to $0.60
DD&A per Boe	$12.00 to $14.00

Average Price Differentials:
NYMEX WTI crude oil (per barrel of oil)	($2.25) to ($3.25)
Henry Hub natural gas (2) (per Mcf)	$0.25 to $1.00

1. Cash G&A is a non-GAAP measure and excludes the range of values shown for non-cash equity compensation per Boe in the item appearing immediately below. Guidance for total G&A (cash and non-cash) is a projected range of $1.70 to $2.00 per Boe.

2. Includes natural gas liquids production in differential range.